SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K/A

                             AMENDMENT NO. 1 TO
                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 23, 1999
                                                  (November 12, 1999)


                          Rare Medium Group, Inc.
             (Exact Name of Registrant as Specified in Charter)


    Delaware                 000-13865                   23-2368845
(State or Other          (Commission File No.)         (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)


           565 Fifth Avenue, 29th Floor, New York, New York 10017
        (Address of Principal Executive Offices, including Zip Code)


                               (212) 883-6940
            (Registrant's telephone number, including area code)


                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



The undersigned registrant hereby amends and restates Item 7 of its current report on Form 8-K, originally filed with the Securities and Exchange Commission on November 24, 1999 to include the requisite historical financial information of College Media, Inc. and CMJ Oniline, Inc. and the pro foma financial statements of the registrant. The complete text of Item 7 as amended and restated is as follows.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.


           (a)   Financial Statements of Businesses Acquired.

                 Financial Statements of College Media, Inc. and CMJ
                 Online, Inc.

                 Independent Auditors' Report
                 Combined Balance Sheets as of September 30, 1999 (unaudited),
                   December 31, 1998 and 1997
                 Combined Statements of Operations and deficiency for the nine-
                   month period ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997
                 Combined Statements of Cash Flows for the nine-month
                   period ended September 30, 1999 (unaudited) and for the years ended December 31, 1998 and 1997
                 Notes to Combined Financial Statements

           (b)   Pro Forma Financial Information.

                 Overview
                 Unaudited Pro Forma Condensed Consolidated Statements
                   of Operations for the year ended December 31, 1998 and for the nine-month period ended September 30, 1999
                 Unaudited Pro Forma Condensed Consolidated Balance
                   Sheet as of September 30, 1999
                 Notes to the Unaudited Pro Forma Condensed
                   Consolidated Financial Statements

           (c)   Exhibits.

                 Exhibit No.            Description

                 2.1* Agreement and Plan of Merger, dated as of the 12th day of November, 1999, by and among Changemusic.com, Inc., a Delaware corporation, College Media, Inc., a New York corporation, and CMJ.com, Inc., a Delaware corporation.

                 2.2* Stock Purchase Agreement dated as of the 12th day of November, 1999, by and among College Media, Inc., a New York corporation, Robert Haber, Joanne Haber, Lee Haber, Diane Turofsky and Rare Medium Group, Inc., a Delaware corporation.

                 2.3* Securities Purchase Agreement, dated as of the 12th day of November, 1999, between Rare Medium Group, Inc., a Delaware corporation, and CMJ.com, Inc., a Delaware corporation.

                 23.1            Consent of Independent Public
                                 Accountant

                 * Previously filed with Rare Medium Group, Inc.'s Current Report on Form 8-K, dated November 24, 1999, and incorporated herein by reference.



                        INDEPENDENT AUDITOR'S REPORT


To the Members of
College Media, Inc. and CMJ Online, Inc.


We have audited the combined balance sheets of College Media, Inc. and CMJ Online, Inc. (the Company") as of December 31, 1998 and 1997 and the related combined statements of operations and deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Rubin & Katz LLP
New York, New York
December 16, 1999


                  COLLEGE MEDIA, INC. AND CMJ ONLINE, INC.

                          COMBINED BALANCE SHEETS


                                                        SEPTEMBER 30,
                                                            1999            DECEMBER 31,
                                                        (UNAUDITED)           1998             1997
                                                    --------------------------------------------------

                                       ASSETS


Accounts receivable, net of allowance                 $    860,461          $   545,496       $   491,553
Property and equipment net of
    accumulated depreciation                                46,379               53,504            58,323
Other assets                                                26,704               24,752            21,729
                                                      ------------          -----------       -----------

              Total Assets                            $    933,544          $   623,752       $   571,605
                                                      ============          ===========       ===========


                   LIABILITIES AND STOCKHOLDERS' DEFICIT


Bank loan payable                                     $    100,000          $   100,000       $   100,000
Accounts payable                                         1,818,369            1,323,853           822,720
Accrued expenses                                           185,424              146,635            52,676
Unearned revenue                                         1,175,440            1,377,643         1,498,230
Due to affiliates                                          803,664              665,071           363,523
                                                      -------------         -----------       -----------

              Total Liabilities                          4,082,897            3,613,202         2,837,149


Common stock ($1 par value, 300 shares
     authorized, 222 shares issued and
     outstanding)                                              222                  222               222
Due from officer                                          (225,066)            (202,513)          (54,461)
Deficit                                                 (2,924,509)          (2,787,159)       (2,211,305)
                                                      -------------         ------------      ------------
             Total Stockholders' Deficit                (3,149,353)          (2,989,450)       (2,265,544)
                                                      -------------         ------------      ------------
Total Liabilities and Stockholders' Deficit           $    933,544          $   623,752       $   571,605
                                                      =============         ============      ===========


See notes to combined financial statements.



                  COLLEGE MEDIA, INC. AND CMJ ONLINE, INC.

              COMBINED STATEMENTS OF OPERATIONS AND DEFICIENCY



                                               NINE MONTHS ENDED              YEARS ENDED
                                                 SEPTEMBER 30,                DECEMBER 31,
                                                    1999                 1998            1997
                                                 (UNAUDITED)
                                               -----------------------------------------------------
Revenue, net:
     Publishing                                $   3,372,273           $  4,223,345    $  3,965,268
     Events                                        1,151,659              1,029,968       1,001,043
     Other                                           151,580                157,331         284,720
                                               -------------           ------------    ------------
                                                   4,675,512              5,410,644       5,251,031

Cost of production                                 4,025,238              5,030,437       4,474,639
Selling, general and
  administrative expenses                            689,834                828,843         782,024
Depreciation and amortization                         18,153                 30,186          34,816
                                               -------------           ------------    ------------
                                                   4,733,225              5,889,466       5,291,479
                                               -------------           ------------    ------------

  Loss from operations                               (57,713)              (478,822)        (40,448)

Interest expense, net                                (79,637)               (97,032)        (80,564)
                                               --------------          -------------   -------------

Net loss                                            (137,350)              (575,854)       (121,012)

Deficit  - beginning of period                    (2,787,159)            (2,211,305)     (2,090,293)
                                               --------------          -------------   -------------

Deficit  - end of period                       $  (2,924,509)          $ (2,787,159)   $ (2,211,305)
                                               ==============          =============   =============


See notes to combined financial statements.



                  COLLEGE MEDIA, INC. AND CMJ ONLINE, INC.

                     COMBINED STATEMENTS OF CASH FLOWS


                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                              1999                    YEARS ENDED
                                                                           (UNAUDITED)                DECEMBER 31
                                                                                                1998               1997
                                                                        ------------------------------------------------------

Cash flows from operating activities
Net loss                                                                 $  (137,350)        $  (575,854)        $  (121,012)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                            18,153              30,186              34,816
Changes in operating assets and liabilities:
     Accounts receivable                                                    (314,965)            (53,943)             (1,526)
     Due from officer                                                        (22,553)           (148,052)            (43,751)
     Other assets                                                             (1,952)             (3,023)            (10,754)
     Accounts payable and
       accrued expenses                                                      533,305             595,092              74,209
     Unearned revenue                                                       (202,203)           (120,587)             57,628
                                                                         -----------         ------------        -----------

Net cash used in operating activities                                       (127,565)           (276,181)            (10,390)

Cash flows from investing activities
    Additions to property and equipment                                      (11,028)            (25,367)            (26,237)

Cash flows from financing activities
  Due to affiliates                                                          138,593             301,548              36,627
                                                                         -----------          ----------         -----------
Net increase in and cash at the
   beginning and end of the period                                       $     -              $    -             $      -
                                                                         ===========          ==========         ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES
     Interest paid                                                       $   99,542           $  102,936         $    78,597
                                                                         ==========           ==========         ===========

See notes to combined financial statements.



                  COLLEGE MEDIA, INC. AND CMJ ONLINE, INC.

                   NOTES TO COMBINED FINANCIAL STATEMENTS

                             DECEMBER 31, 1998


NOTE  1 - THE COMPANY AND BASIS OF PRESENTATION

           THE COMPANY

           College Media, Inc. and CMJ Online, Inc. (collectively "CMJ" or the "Company") is a multi platform media company providing both music consumers and music industry professionals with music news, commentary, market data and industry analysis focusing on the college and emerging music markets. The Company operates in three different business: (1) publishing, (2) events and (3) Internet. The publishing business is engaged in publishing magazines and electronic information. The events business is engaged in the organization production and management of trade shows for the music industry. The internet business is engaged in providing the music consumer and the music industry professional updated market data and industry analysis.

           Subsequent to September 30, 1999 the assets of CMJ Online, Inc. were transferred to College Media, Inc. at book value.

           The Company merged with Changemusic.com, Inc. on November 12,
           1999.


NOTE  2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           PRINCIPLES OF COMBINATION

           The financial statements were prepared on a combined basis. All significant transactions between the entities have been eliminated in combination.

REVENUE RECOGNITION

           Advertising revenue for the Company's publications is recognized as income in the month that the related publications are sent to subscribers or become available at newsstands.

           Publishing revenue consists of both subscription revenue and single copy newsstand sales. Subscription revenue is deferred and recognized as income in the month that the related publications are sent to the subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

           Event and internet revenue is recognized as income when earned.

           Payments received in advance are deferred and included in unearned revenue.

USE OF ESTIMATES

           The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

           Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over the remaining life of the lease.

INCOME TAXES

           The Company is an S Corporation under the Internal Revenue Code; accordingly the accompanying financial statements do not include a provision for state and federal income taxes since, pursuant to provisions of the Internal Revenue Code, each item of income, gain, loss, deduction and credit is allocated to and reportable by the members of the corporation.

NOTE   3 - INTERIM FINANCIAL INFORMATION

           The accompanying unaudited financial statements as of and for the period ended September 30, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

NOTE  4 - BANK LOAN PAYABLE

           The Company entered into a line of credit agreement with Fleet Bank for an amount up to $100,000. The line of credit bears interest at Prime plus 1.5%. The outstanding balance was $100,000 at September 30, 1999, (unaudited) December 31, 1998 and 1997. The interest rate at September 30, 1999, December 31, 1998 and 1997 was 9.75% (unaudited), 9.25% and 10%, respectively. Interest only payments are required on a monthly basis. Interest expense at September 30, 1999, December 31, 1998 and 1997 amounted to $6,292 (unaudited), $9,990 and $9,836, respectively.

NOTE  5 - ACCOUNTS RECEIVABLE, NET

           Accounts receivable, net consist of the following:


                                                       SEPTEMBER 30,
                                                           1999                    DECEMBER 31,
                                                        (UNAUDITED)            1998                1997
                                                     -------------------------------------------------------

           Accounts receivable                        $  830,610              $  484,907          $  360,621
           Subscriptions receivable                      120,145                 129,883             196,226
           Allowance for doubtful
              accounts, returns and
              cancellations                              (90,294)                (69,294)            (65,294)
                                                      -----------             -----------         -----------
                                                      $  860,461              $  545,496          $  491,553
                                                      ===========             ===========         ===========


                  COLLEGE MEDIA, INC. AND CMJ ONLINE, INC.

                   NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE  6 - PROPERTY AND EQUIPMENT, NET


                                                        SEPTEMBER 30,
                                                            1999                  DECEMBER 31,
                                                         (UNAUDITED)          1998          1997
                                                       -----------------------------------------------

           Computers and equipment                     $  141,857           $  132,445     $  213,451
           Leasehold improvements                          39,549               39,549         39,549
           Furniture and fixtures                           6,227                4,610         19,107
                                                       ----------           ----------     ----------
                                                       $  187,633           $  176,604     $  272,107

           Accumulated depreciation
               and amortization                          (141,254)            (123,100)      (213,784)
                                                       -----------          -----------    ----------

                                                       $   46,379           $   53,504     $   58,323
                                                       ==========           ==========     ==========


NOTE   7- UNEARNED INCOME

         Unearned income consists of the following:


                                                        SEPTEMBER 30,
                                                            1999                 DECEMBER 31,
                                                         (UNAUDITED)         1998            1997
                                                     ------------------------------------------------

           Unexpired subscriptions                     $  879,480            $ 1,104,558    $ 1,130,071
           Advertising contracts                          295,960                273,085        368,159
                                                      -----------            -----------    -----------
                                                       $1,175,440            $ 1,377,643    $ 1,498,230
                                                       ==========            ===========    ===========



                  COLLEGE MEDIA, INC. AND CMJ ONLINE, INC.

                   NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE  8 - OPERATING LEASE COMMITMENTS

           The Company is obligated under various equipment operating leases, which expire at various dates through May, 2002. Future minimum commitments under non-cancelable operating leases are approximately as follows:

                             Year ended December 31,

                                        1999          $60,000
                                        2000           22,000
                                        2001            8,000
                                        2002            3,000
                                                      -------
                                Total                 $93,000
                                                      =======

NOTE  9 - RELATED PARTY TRANSACTIONS

           At September 30, 1999, December 31, 1998 and 1997, loans to officers amounted to $225,066 (unaudited) $202,513, and $54,461 respectively, including accrued interest. The loan is payable on demand and bears interest at 8%.

           Included in due to affiliates, are various liabilities to the Haber family (the Company's principals). The amounts are payable on demand. At September 30, 1999, December 31, 1998 and 1997 the outstanding balances are $81,644 (unaudited) $38,944 and $30,782, respectively.

           The Company utilizes the personal credit cards of the Haber Family. Included in due to affiliates, at September 30, 1999, December 31, 1998 and 1997, are credit card payables amounting to $722,020 (unaudited) $626,127, and $332,741, respectively.
           The interest rates on the credit cards range from 16% to 22%. Interest expense relating to the credit card payable at September 30, 1999, December 31, 1998 and 1997 amounted to $93,250 (unaudited), $92,946 and $68,761, respectively.

NOTE 10 - IMPACT OF THE YEAR 2000 (UNAUDITED)

           The Company has assessed the year 2000 issue, and has developed an action plan which addresses the issue. Management believes that the year 2000 issue will not materially affect the Company's future operating results or financial position.


Unaudited Pro Forma Condensed Consolidated Financial Information


The following Unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the Rare Medium Group, Inc. and subsidiaries (RMG) purchase of common stock of College Media, Inc., which include the operations of CMJ Online, Inc. (collectively, CMJ), representing a 25% interest and the merger of RMG's 96% owned subsidiary, ChangeMusic.com, Inc. (ChangeMusic.com) with CMJ to form CMJ.com, Inc. (CMJ.com) (individually and collectively, the "Acquisition") had occurred on January 1, 1998, combining RMG and the combined results of CMJ for the year ended December 31, 1998 and nine months ended September 30, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 reflects the Acquisition as if it had occurred on September 30, 1999. The pro forma information does not include the effects of RMG's purchase of the Series A Preferred Stock issued by CMJ.com as such transactions are between RMG and a consolidated subsidiary.

The pro forma information is derived from the historical financial statements of RMG and CMJ, after giving effect to the Acquisition using the purchase method of accounting and assumptions and adjustments considered appropriate by RMG, certain of which are described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The allocation of purchase price to the assets acquired and liabilities assumed has been made using estimated fair values. These estimates may be subject to adjustment to reflect actual amounts, primarily in the case of accrued liabilities. Any subsequent adjustments are not expected to be material. The pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been obtained if the acquisition had occurred on the dates indicated or of the operating results that may be obtained in the future.

The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical financial statements, and the related notes thereto, of RMG and CMJ. The historical financial statements of CMJ as of and for the year ended December 31, 1998 and the related notes thereto, and the historical financial statements of CMJ as of and for the nine-month period ended September 30, 1999 and the related notes thereto are included herein. The historical financial statements of RMG and the related notes thereto as of and for the year ended December 31, 1998 and as of and for the nine-month period ended September 30, 1999 and the related notes thereto, have been previously filed with the Securities and Exchange Commission.


                          RARE MEDIUM GROUP, INC.
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1998
                   (000's OMITTED EXCEPT PER SHARE DATA)

                                                                                      Historical
                                                                      Historical     College Media,
                                                                     Rare Medium      Inc. and CMJ      Pro Forma      Pro Forma
                                                                     Group, Inc.    Online, Inc.(1)    adjustments   as adjusted

 Revenue                                                             $  4,688        $     5,411                     $   10,099

 Total expenses                                                        22,764              5,890         2,674 (2)       31,328
                                                                     --------        -----------      ---------      ----------
 Loss from operations                                                 (18,076)              (479)       (2,674)         (21,229)

 Interest expense, net                                                 (1,279)               (97)                        (1,376)
                                                                     ---------        -----------                    -----------

 Loss before income taxes and
   discontinued operation                                             (19,355)             (576)        (2,674)         (22,605)
      Income tax expense                                                  355                -                              355
                                                                   ----------        -----------        -------      -----------
      Loss before discontinued operations                             (19,710)             (576)        (2,674)         (22,960)
 Discontinued operation:
      Loss from discontinued operation                                 (4,538)                                           (4,538)
      Gain on restructuring of Engelhard/ICC                           24,257                                            24,257
      Loss on sale of FAS                                                (628)               -                             (628)
                                                                   ----------        -----------       --------      -----------
       Income from discontinued operation                              19,091                -                           19,091
                                                                   ----------        -----------       --------      -----------
 Net loss                                                           $    (619)        $    (576)      $ (2,674)       $  (3,869)
                                                                   ==========        ===========       ========      ===========

 Basic and diluted earnings (loss) per share:
      Continuing operations                                        $    (0.78)                                        $    (0.90)
      Discontinued operations                                            0.76                                               0.75
                                                                   ----------                                        ------------
Net loss per share                                                 $    (0.02)                                        $    (0.15)

Weighted average common shares outstanding                         25,282,002                            180,860(3)   25,462,862



See accompanying notes to unaudited pro forma condensed consolidated financial statements.





                                         RARE MEDIUM GROUP, INC.
                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                                  (000's OMITTED EXCEPT PER SHARE DATA)

                                                                                      Historical
                                                                      Historical     College Media,
                                                                     Rare Medium      Inc. and CMJ      Pro Forma      Pro Forma
                                                                     Group, Inc.    Online, Inc.(1)    adjustments   as adjusted

 Revenue                                                             $   19,080      $     4,676                       $  23,756

 Total expenses                                                          46,911            4,733          2,006(2)        53,650
                                                                     ----------      -----------       --------      -----------
 Loss from operations                                                   (27,831)             (57)        (2,006)         (29,894)

 Interest expense, net                                                   (1,407)             (80)                         (1,487)
                                                                     ----------      -----------       --------      -----------
 Net loss                                                               (29,238)            (137)        (2,006)         (31,381)


 Deemed dividend attributable to issuance of
      convertible preferred stock                                       (29,879)              -                          (29,879)

 Cumulative dividends and accretion of
   convertible preferred stock to
   liquidation value                                                     (4,663)              -                           (4,663)
                                                                     ----------                                       -----------
 Net loss attributable to
   common stockholders                                               $  (63,780)          $  (137)     $  (2,006)    $   (65,923)
                                                                     ==========        ==========      =========      ===========

 Basic and diluted loss per share                                     $   (1.81)                                           (1.86)
 Weighted average common shares outstanding                          35,320,850                          180,860(3)   35,501,710




See accompanying notes to unaudited pro forma condensed consolidated financial statements.





                                         RARE MEDIUM GROUP, INC.
               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 1999
                                             (000'S OMITTED)



                                                                      Historical     College Media,
                                                                     Rare Medium      Inc. and CMJ      Pro Forma      Pro Forma
                                                                     Group, Inc.    Online, Inc.(1)    adjustments   as adjusted

 ASSETS
 Current assets:
      Cash and cash equivalents                                      $   59,374           $   -        $ (1,000)(3)    $  58,374
      Accounts receivable, net                                            7,297              860                           8,157
      Work in process                                                     3,125               -                            3,125
      Prepaid expenses and other current assets                           2,621               -                            2,621
                                                                     ----------          --------      ---------       ----------
 Total current assets                                                    72,417              860          (1,000)         72,277


 Property, plant and equipment, net                                       7,839               46                           7,885
 Investments in affiliates                                               14,551               -                           14,551
 Intangibles, net                                                        57,720               -            8,022(4)       65,742
 Other assets                                                             1,198               27                           1,225
                                                                     ----------         --------       ---------       ----------

 Total assets                                                       $   153,725          $   933       $   7,022      $  161,680
                                                                     ==========         =========      =========      ===========


 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
      Accounts payable and accrued expenses                         $     9,202        $   2,004                      $   11,206
      Deferred revenue                                                      606            1,175                           1,781
      Current portion of notes payable                                    3,844              904                           4,748
                                                                    -----------        ---------                      ----------
 Total current liabilities                                               13,652            4,083                          17,735
                                                                    -----------        ---------                      ----------

 Notes payable - related parties                                          2,990                                            2,990
 Other noncurrent liabilities                                               184                                              184
                                                                    -----------        ---------                      ----------
 Total liabilities                                                       16,826            4,083                          20,909
                                                                    -----------        ---------                      ----------

 Series A Convertible Preferred Stock, $.01
   par value, net of unamortized discount                                34,553               -                           34,553
                                                                     ----------        ---------                      ----------

 Stockholders' equity:
     Preferred stock, $.01 par value
     Common stock, $.01 par value                                           407                                 2(3),(5)      409
     Additional paid-in capital                                         216,261               -             3,870(3)      220,131
     Note receivable from shareholder                                      (230)            (225)             225(5)         (230)
     Accumulated deficit                                               (113,921)          (2,925)           2,925(5)     (113,921)
     Treasury stock, at cost                                               (171)              -                              (171)
                                                                    -----------        ---------          ----------    ----------

Total stockholders' equity                                              102,346           (3,150)           7,022         106,218
                                                                    -----------        ---------          ----------   ----------
Total liabilities and stockholders' equity                          $   153,725         $    933          $ 7,022      $  161,680
                                                                    ===========        =========          ==========   ==========


          See accompanying notes to unaudited pro forma condensed consolidated financial statements.



  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              (000'S OMITTED EXCEPT SHARE AND PER SHARE DATA)

(1) Represents the historical financial information of CMJ. The historical financial information was derived from the audited combined financial statements of CMJ for the year ended December 31, 1998 and the unaudited combined financial statements as of and for the nine-month period ended September 30, 1999.

(2) Reflects an adjustment of $2,674 and $2,006 for the year ended December 31, 1998 and the nine-month period ended September 30, 1999, respectively, which represents the amortization of goodwill over a three year period as a result of the acquisition of CMJ.

(3) Represents the Acquisition price consideration paid by RMG consisting of (a) $1,000 in cash and 180,860 shares of RMG common stock valued at $21.41 per share, based on the fair value of RMG's common stock at the time of the purchase of 25% of CMJ and (b) the contribution of RMG's interest in ChangeMusic.com into CMJ.com pursuant to the merger agreement. The book value of RMG's investment in ChangeMusic.com and CMJ approximates the value of RMG's effective ownership in CMJ.com.

(4) Represents the excess of the Acquisition price over the fair value of the identifiable assets, net of liabilities assumed, in the amount of $8,022 arising from the Acquisition. No amounts have been recorded with respect to minority interest receivable as there is no future funding requirement by the minority interest shareholder.

(5) Reflects the removal of the historical equity of CMJ resulting from the Acquisition.


                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      RARE MEDIUM GROUP, INC.
                                      (Registrant)


DATE:  December 23, 1999:                /s/ Jeffrey J. Kaplan
                                      -------------------------
                                      Name:  Jeffrey J. Kaplan
                                      Title: Executive Vice President and
                                             Chief Financial Officer